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EXHIBIT 23.3

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Medtronic, Inc. of our report dated October 22, 2002, relating to the financial statements and supplemental schedules of the Medtronic Puerto Rico Employees' Savings and Investment Plan, which appears in such Annual Report on Form 11-K for the year ended April 30, 2002.

/s/PricewaterhouseCoopers LLP

San Juan, Puerto Rico
June 25, 2003

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CONSENT OF INDEPENDENT AUDITORS